Exhibit 4.10





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                     CHASE CREDIT CARD OWNER TRUST 2004-2


                                TRUST AGREEMENT


                                    between


                CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION,
                                 as Depositor



                                      and



                           WILMINGTON TRUST COMPANY
                               as Owner Trustee



                           Dated as of June 1, 2004




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





                               TABLE OF CONTENTS

                                                                           Page

                            ARTICLE I. DEFINITIONS

SECTION 1.1.  Capitalized Terms...............................................1

                           ARTICLE II. ORGANIZATION

SECTION 2.1.  Name............................................................4
SECTION 2.2.  Office..........................................................4
SECTION 2.3.  Purposes and Powers.............................................4
SECTION 2.4.  Appointment of Owner Trustee....................................5
SECTION 2.5.  Initial Capital Contribution of Trust Estate....................5
SECTION 2.6.  Declaration of Trust............................................5
SECTION 2.7.  Title to Owner Trust Property...................................6
SECTION 2.8.  Situs of Owner Trust............................................6
SECTION 2.9.  Representations and Warranties of the Depositor.................6
SECTION 2.10.  Liability of Certificateholder.................................7

             ARTICLE III. CERTIFICATES AND TRANSFER OF INTERESTS

SECTION 3.1.  Initial Ownership...............................................7
SECTION 3.2.  The Certificate.................................................7
SECTION 3.3.  Execution, Authentication and Delivery of Certificates..........8
SECTION 3.4.  Restrictions on Transfer........................................8
SECTION 3.5.  Mutilated, Destroyed, Lost or Stolen Certificate................8
SECTION 3.6.  Authenticating Agent............................................9
SECTION 3.7.  Actions of Certificateholder...................................10

                     ARTICLE IV. ACTIONS BY OWNER TRUSTEE

SECTION 4.1.  Prior Notice to Certificateholder with Respect to
                Certain Matters..............................................10

               ARTICLE V. AUTHORITY AND DUTIES OF OWNER TRUSTEE

SECTION 5.1.  General Authority..............................................11
SECTION 5.2.  General Duties.................................................11
SECTION 5.3.  Action upon Instruction........................................12
SECTION 5.4.  No Duties Except as Specified in this Agreement or in Instructions..............................................12
SECTION 5.5.  No Action Except under Specified Documents or Instructions.....13
SECTION 5.6.  Restrictions...................................................13
SECTION 5.7.  Doing Business in Other Jurisdictions..........................13


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                     ARTICLE VI. CONCERNING OWNER TRUSTEE

SECTION 6.1.  Acceptance of Trusts and Duties................................14
SECTION 6.2.  Furnishing of Documents........................................15
SECTION 6.3.  Representations and Warranties.................................15
SECTION 6.4.  Reliance; Advice of Counsel....................................16
SECTION 6.5.  Not Acting in Individual Capacity..............................17
SECTION 6.6.  Owner Trustee May Own Notes....................................17

                  ARTICLE VII. COMPENSATION OF OWNER TRUSTEE

SECTION 7.1.  Owner Trustee's Fees and Expenses..............................17
SECTION 7.2.  Indemnification................................................17
SECTION 7.3.  Payments to Owner Trustee......................................18

                 ARTICLE VIII. TERMINATION OF TRUST AGREEMENT

SECTION 8.1.  Termination of Trust Agreement.................................18

      ARTICLE IX. SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

SECTION 9.1.  Eligibility Requirements for Owner Trustee.....................19
SECTION 9.2.  Resignation or Removal of Owner Trustee........................20
SECTION 9.3.  Successor Owner Trustee........................................20
SECTION 9.4.  Merger or Consolidation of Owner Trustee.......................21
SECTION 9.5.  Appointment of Co-Trustee or Separate Trustee..................21

                           ARTICLE X. MISCELLANEOUS

SECTION 10.1.  Supplements and Amendments....................................23
SECTION 10.2.  No Legal Title to Owner Trust Estate in Certificateholder.....24
SECTION 10.3.  Limitations on Rights of Others...............................24
SECTION 10.4.  Notices.......................................................24
SECTION 10.5.  Severability..................................................25
SECTION 10.6.  Separate Counterparts.........................................25
SECTION 10.7.  Successors and Assigns........................................25
SECTION 10.8.  Nonpetition Covenants.  ......................................25
SECTION 10.9.  No Recourse...................................................25
SECTION 10.10.  Headings.....................................................25
SECTION 10.11.  GOVERNING LAW................................................25
SECTION 10.12.  Depositor Payment Obligation.................................26
SECTION 10.13.  Acceptance of Terms of Agreement.............................26


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SECTION 10.14.  Compliance with Sarbanes-Oxley Act of 2002...................26
SECTION 10.15.  Integration of Documents.....................................26

                                   EXHIBITS

         Exhibit A   -   Form of Certificate
         Exhibit B   -   Form of Certificate of Trust

         TRUST AGREEMENT dated as of June 1, 2004 between CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION ("Chase USA"), a national banking association having its principal executive offices located at White Clay Center Building 200, Route 273, Newark, Delaware 19711, as the depositor (in its capacity as the depositor, the "Depositor") and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as the owner trustee (the "Owner Trustee").


                                  ARTICLE I.

                                  DEFINITIONS

                  SECTION 1.1 Capitalized Terms. (a) For all purposes of this Agreement, the following terms shall have the meanings set forth below:

         "Administrator" means Chase Manhattan Bank USA, National Association, or any successor Administrator under the Deposit and Administration Agreement.

         "Agreement" means this Chase Credit Card Owner Trust 2004-2 Trust Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

         "Basic Documents" means the Indenture, this Agreement, the Deposit and Administration Agreement, the Note Underwriting Agreement, and other documents delivered in connection herewith and therewith.

         "Certificate" means the certificate evidencing the beneficial interest of the Certificateholder in the Owner Trust, substantially in the form attached hereto as Exhibit A.

         "Certificateholder" means Chase Manhattan Bank USA, National Association, and its successors and permitted assigns.

         "Certificate of Trust" means the Certificate of Trust in the form attached hereto as Exhibit B which has been filed for the Owner Trust pursuant to Section 3810(a) of the Statutory Trust Act.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Corporate Trust Office" means, with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at Rodney Square North, 1100 North Market Street, Wilmington, DE 19890; or such other address as the Owner Trustee may designate by notice to the Depositor, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee will notify the Certificateholder and the Depositor).

         "Deposit and Administration Agreement" means the Deposit and Administration Agreement, dated as of June 1, 2004, by and between the Owner Trust and Chase Manhattan Bank USA, National Association, as Depositor and as Administrator, as the same may be amended, supplemented or otherwise modified from time to time.

         "Depositor" means Chase Manhattan Bank USA, National Association, in its capacity as Depositor hereunder and its successors and assigns in such capacity.

         "Expenses" has the meaning assigned to such term in Section 7.2.

         "Indemnified Parties" shall have the meaning assigned to such term in
Section 7.2.

         "Indenture Trustee" means The Bank of New York, not in its individual capacity but solely as Indenture Trustee under the Indenture, and any successor Indenture Trustee under the Indenture.

         "Master Trust" means the Chase Master Credit Card Trust, created pursuant to the Third Amended and Restated Pooling and Servicing Agreement dated as of November 15, 1999, as amended by the First Amendment thereto dated as of March 31, 2001, and the Second Amendment thereto, dated as of March 1, 2002, by and among Chase USA, as transferor on and after June 1, 1996, JPMorgan Chase Bank, as transferor prior to June 1, 1996 and as servicer, and The Bank of New York, as trustee.

         "Note Underwriting Agreement" means the Note Underwriting Agreement, dated as of May 21, 2004, by and between Chase Manhattan Bank USA, National Association (the "Bank") and J.P. Morgan Securities Inc. and Banc One Capital Markets, Inc., as representatives of the several Underwriters named therein (collectively, the "Underwriters") together with the Terms Agreement attached thereto between the Bank and the Underwriters, dated as of May 21, 2004, as the same may be amended, supplemented or otherwise modified from time to time.

         "Noteholder" has the meaning assigned to such term in the Indenture.

         "Owner Trust" means the statutory trust created by this Agreement and the filing of the Certificate of Trust.

         "Owner Trust Estate" means all right, title and interest of the Owner Trust, in and to the property and rights assigned to the Owner Trust, pursuant to Section 2.5 of this Agreement and Section 2.1 of the Deposit and Administration Agreement, all monies, securities, instruments and other property on deposit from time to time in the accounts established hereunder and all other property of the Owner Trust from time to time, including any rights of the Owner Trustee on behalf of the Owner Trust pursuant to the Deposit and Administration Agreement.



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

         "Owner Trustee" means Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as owner trustee for the Chase Credit Card Owner Trust 2004-2 under this Agreement (unless otherwise specified herein), and any successor Owner Trustee hereunder.

         "Requirements of Law" means, for any Person, the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulations, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including without limitation, usury laws, the federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

         "Secretary of State" means the Secretary of State of the State of Delaware.

         "SFAS 140" means Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.

         "Statutory Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. section 3801, et. seq., as the same may be amended from time to time.

                  (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                  (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

                  (d) The words "hereof," "herein," "hereunder," and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."




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

                  (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                  (f) Capitalized terms used but not defined herein shall have the meanings assigned to them in an indenture, dated as of June 1, 2004 (the "Indenture"), by and between the Owner Trust and the Bank of New York, as Indenture Trustee.


                                  ARTICLE II.

                                 ORGANIZATION

                  SECTION 2.1 Name. The trust created hereby shall be known as "Chase Credit Card Owner Trust 2004-2" (hereinafter, the "Owner Trust") in which name the Owner Trustee may conduct the business of such trust, make and execute contracts and other instruments on behalf of such trust and sue and be sued on behalf of the Owner Trust.

                  SECTION 2.2 Office. The office of the Owner Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address as the Owner Trustee may designate by written notice to the Certificateholder and the Depositor.

                  SECTION 2.3 Purposes and Powers. The purpose of the Owner Trust is, and the Owner Trust shall have the power and authority to engage in the following activities:

                  (a) to issue the Notes in the name of the Owner Trust pursuant to the Indenture and the Certificate pursuant to this Agreement, and to sell, transfer or exchange the Notes and the Certificate;

                  (b) to acquire the property and assets set forth in the Deposit and Administration Agreement from the Depositor pursuant to the terms thereof, to make payments or distributions on the Notes and the Certificate and to make deposits to and withdrawals from the Reserve Account and other accounts established under the Indenture;

                  (c) to assign, grant, transfer, pledge, mortgage and convey the Owner Trust Estate to the Indenture Trustee pursuant to the Indenture and to hold, manage and distribute to the Certificateholder pursuant to the terms of the Deposit and Administration Agreement any portion of the Owner Trust Estate released from the Lien of, and remitted to the Owner Trust pursuant to, the Indenture;

                  (d) to enter into and perform its obligations under the Basic Documents to



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which it is a party;

                  (e) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, which activities cannot be contrary to the status of the Owner Trust as a "qualifying special purpose entity" under SFAS 140 and any successor rule thereto; and

                  (f) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Certificateholder and the Noteholders, which activities cannot be contrary to the status of the Owner Trust as a "qualifying special purpose entity" under SFAS 140 and any successor rule thereto.

Neither the Owner Trustee, nor the Owner Trust, shall engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Basic Documents. For purposes of SFAS 140, the parties hereto intend that (a) the Owner Trust shall be treated as a "qualifying special purpose entity" as such term is used in SFAS 140 and any successor rule thereto and (b) the power and authority of the Owner Trust as stated this Section 2.3 shall be limited in accordance with paragraph 35 of SFAS 140.

                  SECTION 2.4. Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Owner Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein and in the Statutory Trust Act.

                  SECTION 2.5. Initial Capital Contribution of Trust Estate. The Depositor hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, $1.00. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Owner Trust Estate. The Depositor shall pay the organizational expenses of the Owner Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

                  SECTION 2.6. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholder, subject to the obligations of the Owner Trustee, on behalf of the Owner Trust, under the Basic Documents. It is the intention of the parties hereto that the Owner Trust constitute a statutory trust under the Statutory Trust Act and that this Agreement constitutes the governing instrument of such statutory trust. It is the intention of the parties hereto that, solely for United States income and franchise tax purposes, the Owner Trust shall be treated as a division or branch of the Depositor. The parties agree that, unless otherwise required by appropriate tax authorities, they will take no action contrary to the foregoing intention. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and



                                      5
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duties set forth herein and to the extent not inconsistent herewith, in the
Statutory Trust Act with respect to accomplishing the purposes of the Owner Trust. The Owner Trustee shall file the Certificate of Trust with the Secretary of State of Delaware.

                  SECTION 2.7. Title to Owner Trust Property. Legal title to all the Owner Trust Estate shall be vested at all times in the Owner Trust, except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in the Owner Trustee, a co-trustee or a separate trustee, in which case title to such part shall be deemed to be vested in the Owner Trustee, a co-trustee and/or separate trustee, as the case may be.

                  SECTION 2.8. Situs of Owner Trust. The Owner Trust will be located in the State of Delaware and administered in the State of Delaware or the State of New York. All bank accounts maintained on behalf of the Owner Trust shall be located in the State of Delaware or the State of New York. Payments will be received by the Owner Trust only in Delaware or New York, and payments and distributions will be made by the Owner Trust only from Delaware or New York. The only office of the Owner Trust will be at the Corporate Trust Office of the Owner Trustee in Delaware.

                  SECTION 2.9. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee that:

                  (i) The Depositor has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States of America, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

                  (ii) The Depositor has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Owner Trustee pursuant to this Agreement and the Deposit and Administration Agreement, on behalf of the Owner Trust, and the Depositor has duly authorized such sale and assignment and deposit to the Owner Trustee, on behalf of the Owner Trust, by all necessary action; and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary action.

                  (iii) The consummation of the transactions contemplated by this Agreement and the other Basic Documents and the fulfillment of the terms hereof, do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of association or bylaws of the Depositor, or conflict with or breach any of the material terms or provisions of or constitute (with or without notice or lapse of time) a default under any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound;



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

         nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

                  (iv) There are no proceedings or investigations pending or, to the best knowledge of the Depositor, threatened against the Depositor before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over the Depositor (i) asserting the invalidity of any of the Basic Documents to which the Depositor is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any of the Basic Documents, to which the Depositor is a party, (iii) seeking any determination or ruling that, in the reasonable judgment of the Depositor, would materially and adversely affect the performance by the Depositor of its obligations under the Basic Documents to which the Depositor is a party, or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the Basic Documents to which the Depositor is a party.

                    SECTION 2.10. Liability of Certificateholder. To the fullest extent permitted by applicable law, the Certificateholder shall not have any personal liability for any liability or obligation of the Owner Trustee or the Owner Trust.


                                 ARTICLE III.

                    CERTIFICATES AND TRANSFER OF INTERESTS

                  SECTION 3.1. Initial Ownership. Upon the formation of the Owner Trust by the contribution by the Depositor pursuant to Section 2.5, the Depositor shall be the sole beneficial owner of the Owner Trust. Upon the issuance of the Certificate (as described below), the Certificateholder shall be the beneficial owner of the Owner Trust.

                  SECTION 3.2. The Certificate. (a) The Certificate shall be issued substantially in the form of Exhibit A, which is incorporated by reference herein. The Certificate shall be executed on behalf of the Owner Trust by manual or facsimile signature of an Authorized Officer or other authorized signatory of the Owner Trustee. A Certificate bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Owner Trust, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificate or did not hold such offices at the date of authentication and delivery of such Certificate. The Certificate shall not entitle its Holder to any benefit under this Agreement, or be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee, or the Owner Trustee's authentication agent, by manual or facsimile signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. The Certificate shall be dated the date of its authentication.

                  (b) The Certificateholder shall be entitled to receive distributions from the Owner Trust Estate only in accordance with this Agreement and the Deposit and Administration Agreement. In no event shall the Depositor or the Certificateholder be entitled to possession of, or be permitted to encumber any part of, the Owner Trust Estate.

                  SECTION 3.3. Execution, Authentication and Delivery of Certificates. Concurrently with the initial deposit of the Series Certificate with the Owner Trustee, on behalf of the Owner Trust, pursuant to the Deposit and Administration Agreement, the Owner Trustee shall cause the Certificate to be executed on behalf of the Owner Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president or any vice president, without further action by the Depositor.

                  SECTION 3.4. Restrictions on Transfer. To the fullest extent permitted by applicable law, the Certificate (or any interest therein) may not be sold, transferred, assigned, participated, pledged or otherwise disposed of by the Depositor to any Person.

                  SECTION 3.5. Mutilated, Destroyed, Lost or Stolen Certificate. If (a) the mutilated Certificate shall be surrendered to the Owner Trustee, or if the Owner Trustee shall receive evidence to its satisfaction of the destruction, loss or theft of the Certificate and (b) there shall be delivered to the Owner Trustee such security or indemnity as may be required by it to save it harmless, then the Owner Trustee shall execute and the Owner Trustee, or the Owner Trustee's authenticating agent, shall authenticate and deliver, in exchange for or in lieu of the mutilated, destroyed, lost or stolen Certificate, a new Certificate. In connection with the issuance of any new Certificate under this Section 3.5, the Owner Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of a beneficial interest in the Owner Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. The provisions of this Section 3.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of the mutilated, destroyed, lost or stolen Certificate.



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

                  SECTION 3.6. Authenticating Agent. (a) The Owner Trustee may appoint one or more authenticating agents with respect to the Certificate which shall be authorized to act on behalf of the Owner Trustee in authenticating the Certificate in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificate. Whenever reference is made in this Agreement to the authentication of the Certificate by the Owner Trustee or the Owner Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Owner Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Owner Trustee by an authenticating agent. Each authenticating agent shall be subject to acceptance by the Depositor.

                  (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Owner Trustee or such authenticating agent.

                  (c) An authenticating agent may at any time resign by giving written notice of resignation to the Owner Trustee and the Depositor. The Owner Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Depositor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Owner Trustee or the Depositor, the Owner Trustee promptly may appoint a successor authenticating agent with the consent of the Depositor. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent.

                  (d) The Depositor shall pay the authenticating agent from time to time reasonable compensation for its services under this Section 3.6.

                  (e) The provisions of Sections 6.1, 6.3, 6.4, 6.6, 7.1 and
7.2 shall be applicable to any authenticating agent.

                  (f) Pursuant to an appointment made under this Section
3.6, the Certificate may have endorsed thereon, in lieu of the Owner Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

         This is the Certificate referred to in the within-mentioned Trust Agreement.

                                      or

WILMINGTON TRUST COMPANY                   WILMINGTON TRUST COMPANY
not in its individual capacity             not in its individual capacity
but solely as Owner Trustee for the        but solely as Owner Trustee for the
Chase Credit Card Owner Trust 2004-2       Chase Credit Card Owner Trust 2004-2



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

                                           By: ______________________________
                                                 Authenticating Agent


By: ______________________________         By: ______________________________
         Authorized Signatory                    Authorized Signatory


                  SECTION 3.7. Actions of Certificateholder. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholder may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by the Certificateholder in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Owner Trustee and, when required, to the Depositor or the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Owner Trustee, the Depositor and the Servicer, if made in the manner provided in this Section 3.7.

                  (b) The fact and date of the execution by the Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Owner Trustee deems sufficient.

                  (c) The Owner Trustee may require such additional proof of any matter referred to in this Section 3.7 as it shall deem necessary.


                                  ARTICLE IV.

                           ACTIONS BY OWNER TRUSTEE

                  SECTION 4.1 Prior Notice to Certificateholder with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholder in writing of the proposed action:

                  (a) the initiation of any claim or lawsuit on behalf of the Owner Trust (except claims or lawsuits brought to collect on the Series Certificate) and the compromise of any material action, claim or lawsuit brought by or against the Owner Trust or the Owner Trustee (except with respect to the aforementioned claims or lawsuits to collect on the Series Certificate);



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

                  (b) the election by the Issuer to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Statutory Trust Act);

                  (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

                  (d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Certificateholder;

                  (e) the amendment, change or modification of the Deposit and Administration Agreement, except any amendment where the consent of the Certificateholder is not required under the terms of the Deposit and Administration Agreement; or

                  (f) the appointment pursuant to the Indenture of a successor Indenture Trustee or the consent to the assignment by the Note Registrar, the Paying Agent, the Indenture Trustee or the Certificate Registrar of its obligations under the Indenture.

The Owner Trustee shall notify the Certificateholder in writing of any appointment of a successor Paying Agent, Authenticating Agent or Certificate Registrar within five Business Days thereof.


                                  ARTICLE V.

                     AUTHORITY AND DUTIES OF OWNER TRUSTEE

                  SECTION 5.1 General Authority. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Owner Trust, is to be a party and each certificate or other document required to be executed on behalf of the Owner Trust that is attached as an exhibit to or contemplated by the Basic Documents or any amendment thereto or other agreement, in each case, in such form as the Depositor shall approve as evidenced conclusively by the Owner Trustee's execution thereof and the Depositor's execution of the related documents. In addition to the foregoing, the Owner Trustee is authorized to take all actions required to be taken on behalf of the Owner Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Administrator directs in writing with respect to the Basic Documents, except to extent that the Basic Documents expressly require the consent of the Depositor for such action.

                  SECTION 5.2. General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the other Basic Documents and to administer the Owner Trust in the interest of the Certificateholder, subject to the Basic Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Administrator has agreed in the Deposit and Administration Agreement to perform any act or to discharge any duty of the Owner Trustee or the Owner Trust hereunder or under any other Basic Document, and the Owner Trustee shall not be liable for the default or failure of the Administrator to carry out its obligations under the Deposit and Administration Agreement.

                  SECTION 5.3. Action upon Instruction. (a) The
Certificateholder may, by written instruction, direct the Owner Trustee in the management of the Owner Trust. Such direction may be exercised at any time by written instruction of the Certificateholder.

                  (b) Notwithstanding the foregoing, the Owner Trustee shall not be required to take any action hereunder or under any other Basic Document if the Owner Trustee shall reasonably determine, or shall have been advised by counsel in writing, that such action is likely to result in personal liability to the Owner Trustee (in such capacity or individually), is contrary to the terms of this Agreement or any other Basic Document or is contrary to law.

                  (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any other Basic Document or is unsure as to the application of any provision of this Agreement or any other Basic Document, or if any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificateholder requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Certificateholder received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Certificateholder, and shall have no liability to any Person for such action or inaction.

                  SECTION 5.4. No Duties Except as Specified in this
Agreement or in Instructions. The Owner Trustee shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement and the other Basic Documents, and no implied covenants or obligations shall be read into this Agreement or the other Basic Documents. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 5.3; and no implied duties or obligations shall be read into this Agreement or any other Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any filing for the Owner Trust with the Securities and Exchange Commission or to record this Agreement or any other Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee, in its individual capacity, that are not related to the ownership or the administration of the Owner Trust Estate.

                  SECTION 5.5. No Action Except under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents, and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 5.3.

                  SECTION 5.6. Restrictions. The Owner Trustee shall not (a) take any action that is inconsistent with the purposes of the Owner Trust set forth in Section 2.3 or (b) take any action or amend this Agreement in any manner that, to the actual knowledge of a Responsible Officer of the Owner Trustee, would result in the Owner Trust becoming taxable as a corporation for United States federal income tax purposes. The Certificateholder shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

                  SECTION 5.7. Doing Business in Other Jurisdictions. (a) Notwithstanding anything contained herein to the contrary, the Owner Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware, other than as set forth in the last sentence of this
Section 5.7, if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the Owner Trustee; or (iii) subject the Owner Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Owner Trustee, as the case may be, contemplated hereby. The Owner Trustee shall be entitled to obtain advice of counsel (which advice shall be an expense of the Depositor) to determine whether any action required to be taken pursuant to this Agreement results in the consequences described in clauses (i), (ii) and (iii) of the preceding sentence. In the event that said counsel advises the Owner

Trustee that such action will result in such consequences, the Owner Trustee will, at the expense of the Depositor, appoint an additional trustee pursuant to Section 9.5 to proceed with such action.


                                  ARTICLE VI.

                           CONCERNING OWNER TRUSTEE

                  SECTION 6.1. Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the other Basic Documents and this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct, bad faith or gross negligence or (ii) in the case of the breach of any representation or warranty contained in Section 6.3 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

                  (a) The Owner Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Owner Trustee unless it is proved that the Owner Trustee was grossly negligent in ascertaining the pertinent facts;

                  (b) The Owner Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with the instructions of the Certificateholder given pursuant to Section 5.3;

                  (c) No provision of this Agreement or any other Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in its own performance of any of its rights or powers hereunder or under any other Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured or provided to it;

                  (d) Under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

                  (e) The Owner Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Certificate, shall not be accountable for the use or application by the Depositor of the proceeds from the Certificate, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to the Certificateholder, other than as expressly provided for herein and in the other Basic Documents;

                  (f) The Owner Trustee shall not be liable for the default or misconduct of the Indenture Trustee, the Administrator or the Servicer under any of the Basic Documents or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations to be performed on behalf of the Owner Trust under this Agreement or the other Basic Documents that are required to be performed by the Administrator under the Deposit and Administration Agreement or the Indenture Trustee under the Indenture;

                  (g) The Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Basic Document, at the request, order or direction of the Certificateholder, unless the Certificateholder has offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its gross negligence, bad faith or willful misconduct in the performance of any such act; and

                  (h) The Owner Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Owner Trustee that shall be specifically required to be furnished pursuant to any provision of this Agreement or the other Basic Documents, shall examine them to determine whether they conform to the requirements of this Agreement or such other Basic Document; provided, however, that the Owner Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished to the Owner Trustee pursuant to this Agreement or the other Basic Documents.

                  SECTION 6.2. Furnishing of Documents. The Owner Trustee shall furnish to the Certificateholder promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

                  SECTION 6.3. Representations and Warranties. Wilmington Trust Company, in its individual capacity, hereby represents and warrants to the Depositor, for the benefit of the Certificateholder, that:

                  (a) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware and having an office within the State of

Delaware. It has all requisite corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement.

                  (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

                  (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment, writ, decree or order applicable to it, or constitute any default under its charter documents or by-laws or, with or without notice or lapse of time, any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

                  (d) The execution, delivery and performance by Wilmington Trust Company of this Agreement does not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware or the United States of America regulating the corporate trust activities of Wilmington Trust Company.

                  (e) This Agreement has been duly authorized, executed and delivered by Wilmington Trust Company and shall constitute the legal, valid, and binding agreement of Wilmington Trust Company, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization and other laws affecting the rights of creditors generally, and by general principles of equity regardless of whether enforcement is pursuant to a proceeding in equity or at law.

                  (f) It will comply with all of the requirements of Section 3807(a) of the Statutory Trust Act relating to the qualification of a trustee for a Delaware statutory trust.

                  SECTION 6.4. Reliance; Advice of Counsel. (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer, secretary or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

                  (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with due care and (ii) may consult with counsel, accountants and other skilled persons knowledgeable in the relevant area to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any other Basic Document.

                  SECTION 6.5. Not Acting in Individual Capacity. Except as provided in this Article VI, in accepting the trusts hereby created, Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee for the Chase Credit Card Owner Trust 2004-2, acts solely as the Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any other Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

                  SECTION 6.6. Owner Trustee May Own Notes. The Owner
Trustee in its individual or any other capacity may become the owner or pledgee of the Notes and may deal with the Depositor, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not the Owner Trustee.


                                 ARTICLE VII.

                         COMPENSATION OF OWNER TRUSTEE

                  SECTION 7.1. Owner Trustee's Fees and Expenses. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Depositor and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Depositor for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder except any such expenses as may arise from its gross negligence, wilful misfeasance, or bad faith or that is the responsibility of the Certificateholder under this Agreement.

                  SECTION 7.2. Indemnification. The Depositor shall be liable as primary obligor for, and shall indemnify the Owner Trustee (in such capacity or individually) and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the other Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Depositor shall not be liable for or required to indemnify the Owner Trustee from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 6.1. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Indemnified Party in respect of which indemnity may be sought pursuant to this Section 7.2, such Indemnified Party shall promptly notify the Depositor in writing, and the Depositor upon request of the Indemnified Party shall retain counsel reasonably satisfactory to the Indemnified Party (or, with the consent of the Depositor, counsel selected by the Indemnified Party acceptable to the Depositor) to represent the Indemnified Party and any others the Depositor may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. The Depositor shall not be liable for any settlement of any claim or proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Depositor agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement or judgment. The Depositor shall not, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

                  SECTION 7.3. Payments to Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Article VII shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.


                                 ARTICLE VIII.

                        TERMINATION OF TRUST AGREEMENT

                  SECTION 8.1. Termination of Trust Agreement. (a) The Owner Trust shall terminate upon the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture, the Deposit and Administration Agreement and the Statutory Trust Act. Any money or other property held as part of the Owner Trust Estate following such distribution, after satisfaction of all liabilities of the Owner Trust in accordance with Section 3808 of the Statutory Trust Act, shall be distributed to the Certificateholder. The bankruptcy, death, incapacity, liquidation, dissolution or termination of the Depositor or Certificateholder (or any other beneficiary) shall not (x) operate to revoke or terminate this Agreement or the Owner Trust, or (y) entitle the Certificateholder's (or any other beneficiary) legal representatives to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Owner Trust or Owner Trustee Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

                  (b) Except as provided in Section 8.1(a) or 8.1(c), neither the Depositor nor the Certificateholder shall be entitled to revoke or terminate the Owner Trust.

                  (c) Except as provided in this Section 8.1(c), neither the Depositor nor the Certificateholder shall be entitled to revoke or terminate the Owner Trust or this Agreement. The Depositor and the Owner Trustee acknowledge that the Indenture Trustee, on behalf of the Noteholders, is a third-party beneficiary of this Agreement and shall be entitled to enforce the terms of this Agreement to the same extent as it was a signatory hereto. For so long as the Notes are outstanding, neither the Owner Trust nor this Agreement shall be revoked without the prior written consent of the Indenture Trustee. The Depositor and the Owner Trustee acknowledge that the Indenture Trustee, as an agent of the Noteholders, maintains a legitimate interest in ensuring that the Owner Trust is not revoked prior to the fulfillment of the Owner Trust objectives. In no event may this Agreement be amended without the prior written consent of the Indenture Trustee if the effect of such amendment is the revocation or termination of this Owner Trust other than in accordance with this Section 8.1. Upon the winding up of the Owner Trust in accordance with the Statutory Trust Act, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Act and thereupon the Owner Trust and this Agreement (other than Article VII) shall terminate.

                                  ARTICLE IX.

            SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

                  SECTION 9.1 Eligibility Requirements for Owner Trustee.
The Owner Trustee shall at all times be an entity authorized to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent) which has a rating of at least Baa3 by Moody's, at least BBB- by Standard & Poor's and, if rated by Fitch, at least BBB- by Fitch, or if not rated, otherwise satisfactory to each Note Rating Agency. If such entity shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 9.2. In addition, at all times the Owner Trustee or a co-trustee shall be a person that satisfies the requirements of Section 3807(a) of the Statutory Trust Act.

                  SECTION 9.2 Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

                  If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 9.1 and shall fail to resign after written request therefor by the Administrator, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator may remove the Owner Trustee. If the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy of which shall be delivered to the successor Owner Trustee, and payment of all fees owed to the outgoing Owner Trustee shall be made to the outgoing Owner Trustee.

                  Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 9.3 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each of the Note Rating Agencies.

                  SECTION 9.3. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 9.2 shall execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or convey-ance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as the Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

                  No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 9.1.

                  Upon acceptance of appointment by a successor Owner
Trustee pursuant to this Section, the Administrator shall mail notice of the successor of such Owner Trustee to the Certificateholder, the Indenture Trustee, the Noteholders and the Note Rating Agencies. If the Administrator shall fail to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator. Any successor Owner Trustee appointed pursuant to this Section 9.3 shall be eligible to act as a trustee in accordance with Section 3807(a) of the Statutory Trust Act and, following compliance with this Section, shall become fully vested with the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. Any successor Owner Trustee appointed hereunder shall promptly file an amendment to the Certificate of Trust as required by the Statutory Trust Act.

                  SECTION 9.4. Merger or Consolidation of Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such entity shall be eligible pursuant to Section 9.1, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided further that the Owner Trustee shall mail notice of such merger or consolidation to the Note Rating Agencies.

                  SECTION 9.5. Appointment of Co-Trustee or Separate
Trustee. (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint at the expense of the Depositor one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Owner Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to
Section 9.1, and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 9.3.

                  Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Owner Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

                  (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                  (iii) the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

                  Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

                  Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  (b) If, at any time, the Owner Trustee shall no longer satisfy the requirements of Section 3807(a) of the Statutory Trust Act, the Owner Trustee and the Administrator acting jointly shall appoint a co-trustee that meets the requirements of Section 3807(a) of the Statutory Trust Act. Upon acceptance of such appointment, the Owner Trustee and the co-trustee appointed pursuant to this Section 9.5(b) shall promptly file an amendment to the Certificate of Trust as required by the Statutory Trust Act.

                                  ARTICLE X.

                                 MISCELLANEOUS

                  SECTION 10.1. Supplements and Amendments. This Agreement may be amended by the Depositor and the Owner Trustee, with prior written notice to the Note Rating Agencies, without the consent of the Indenture Trustee, any of the Noteholders or the Certificateholder, to cure any ambiguity or defect, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholder; provided, however, that such amendment will not (i) as evidenced by an Officer's Certificate of the Depositor addressed and delivered to the Owner Trustee and the Indenture Trustee, materially and adversely affect the interest of any Noteholder or the Owner Trust or significantly change any of the Owner Trust's permitted activities as described in Section 2.3 and (ii) as evidenced by an Opinion of Counsel addressed and delivered to the Owner Trustee and the Indenture Trustee, cause the Owner Trust to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes; provided, further, that the Depositor shall deliver written notice of such amendments to each Note Rating Agency prior to the execution of any such amendment.

                  This Agreement may also be amended from time to time by the Depositor and the Owner Trustee, with prior written notice to the Note Rating Agencies, with the prior written consent of the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Noteholders or the Certificateholder; provided that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments in respect of the Series Certificate or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholder, or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes, the Holders of which are required to consent to any such amendment.

                  Promptly after the execution of any amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to the Certificateholder, the Indenture Trustee and each of the Note Rating Agencies.

                  It shall not be necessary for the consent of the Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

                  Prior to the execution of any amendment to this Agreement, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

                  SECTION 10.2. No Legal Title to Owner Trust Estate in Certificateholder. The Certificateholder shall not have legal title to any specific property in the Owner Trust Estate. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholder to and in its ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any specific property in the Owner Trust Estate.

                  SECTION 10.3. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Certificateholder and, to the extent expressly provided herein, the Indenture Trustee, the Administrator and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

                  SECTION 10.4. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt personally delivered, delivered by overnight courier or mailed certified mail, return receipt requested and shall be deemed to have been duly given upon receipt, if to the Owner Trustee, addressed to Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890, Attention: Corporate Trust Administration, if to the Depositor, addressed to, Chase Manhattan Bank USA, National Association,
Attention: Patricia M. Garvey, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

                  SECTION 10.5. Severability. Any provision of this
Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 10.6. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 10.7. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor, the Owner Trustee and its successors and the Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Certificateholder shall bind the successors and assigns of the Certificateholder.

                  SECTION 10.8. Nonpetition Covenants. Notwithstanding any prior termination of the Owner Trust or this Agreement, each of the Owner Trustee (not in its individual capacity) and the Certificateholder, by its acceptance of the Certificate, covenants and agrees that it shall not at any time with respect to the Owner Trust or the Master Trust, acquiesce, petition or otherwise invoke or cause the Owner Trust or the Master Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Owner Trust or the Master Trust under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Owner Trust or the Master Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Owner Trust or the Master Trust; provided, however, that this Section 10.8 shall not operate to preclude any remedy described in
Article V of the Indenture.

                  SECTION 10.9. No Recourse. The Certificateholder by accepting the Certificate acknowledges that the Certificate does not represent an interest in or obligation of the Depositor, the Administrator, the Owner Trustee (in its individual capacity), the Indenture Trustee or any Affiliate thereof, and no recourse may be had against such parties or their assets, or against the assets pledged under the Indenture.

                  SECTION 10.10. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                  SECTION 10.11. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELA-

WARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  SECTION 10.12 Depositor Payment Obligation. The Depositor shall be responsible for payment of the Administrator's fees under the Deposit and Administration Agreement and shall reimburse the Administrator for all expenses and liabilities of the Administrator incurred thereunder.

                  SECTION 10.13 Acceptance of Terms of Agreement. THE
RECEIPT AND ACCEPTANCE OF THE CERTIFICATE BY THE CERTIFICATEHOLDER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE CERTIFICATEHOLDER OF ALL THE TERMS AND PROVISIONS OF THIS AGREEMENT, AND SHALL CONSTITUTE THE AGREEMENT OF THE OWNER TRUST THAT THE TERMS AND PROVISIONS OF THIS AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE OWNER TRUST AND THE CERTIFICATEHOLDER.

                  SECTION 10.14 Compliance with Sarbanes-Oxley Act of 2002. Notwithstanding anything to the contrary herein or in any other Basic Document, the Owner Trustee shall not be required to execute, deliver or certify on behalf of the Owner Trust or any other Person any filings, certificates, affidavits or other instruments required under the Sarbanes-Oxley Act of 2002. Notwithstanding any Person's right to instruct the Owner Trustee, neither the Owner Trustee nor any agent, employee, director or officer of the Owner Trustee shall have any obligation to execute any certificates or other documents required pursuant to the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated thereunder, and the refusal to comply with any such instructions shall not constitute a default or breech under any Basic Document.

                  SECTION 10.15 Integration of Documents. This Agreement, together with the Deposit and Administration Agreement, constitutes the entire agreement of the parties hereto and thereto with respect to the subject matter hereof and thereof and supercedes all prior agreements relating to the subject matter hereof and thereof.

                          [Signature Page to Follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.


                                                WILMINGTON TRUST COMPANY,
                                                as Owner Trustee


                                                By:
                                                   Name:
                                                   Title:



                                                CHASE MANHATTAN BANK USA,
                                                NATIONAL ASSOCIATION,
                                                as Depositor


                                                By:
                                                   Name: Patricia M. Garvey
                                                   Title: Vice President

                                                                      EXHIBIT A



TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THIS CERTIFICATE (OR ANY INTEREST HEREIN) MAY NOT BE TRANSFERRED BY THE OWNER TO ANY PERSON.

                     CHASE CREDIT CARD OWNER TRUST 2004-2

                               OWNER CERTIFICATE

R-1

(This Certificate does not represent an interest in or obligation of Chase Manhattan Bank USA, National Association, or any of its affiliates, except to the extent described below.)

         THIS CERTIFIES THAT Chase Manhattan Bank USA, National Association is the registered owner of one hundred percent (100%) of the beneficial interest in the Chase Credit Card Owner Trust 2004-2 , a Delaware statutory trust (the "Owner Trust") created pursuant to the Chase Credit Card Owner Trust 2004-2 Trust Agreement dated as of June 1, 2004 (the "Trust Agreement"), between Chase Manhattan Bank USA, National Association (the "Depositor") and Wilmington Trust Company, as owner trustee (the "Owner Trustee"). To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement including, as specified in Section 1.1(a).

         This Certificate is the duly authorized Certificate evidencing the sole beneficial interest in the Owner Trust (herein called the "Certificate"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. Three classes of Notes designated as Class A Floating Rate Asset Backed Notes, Series 2004-2 (the "Class A Notes"), Class B Floating Rate Asset Backed Notes, Series 2004-2 (the "Class B Notes") and Class C Floating Rate Asset Backed Notes, Series 2004-2 (the "Class C Notes" and, together with the Class A Notes and the Class B Notes, the "Notes") will be issued under the Indenture dated as of June 1, 2004 between the Owner Trust and The Bank of New York, as Indenture Trustee.

         Notwithstanding any prior termination of the Trust Agreement, the Certificateholder, by its acceptance of this Certificate, covenants and agrees that it shall not at any time with respect to the Owner Trust, the Depositor or the Master Trust, acquiesce, petition or otherwise invoke or cause the Owner Trust, the Depositor or the Master Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Owner Trust, the Depositor or the Master Trust, under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Owner Trust, the Depositor or the Master Trust, or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Owner Trust, the Depositor or the Master Trust.

         Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or the Deposit and Administration Agreement or be valid for any purpose.

         THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE OWNER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         IN WITNESS WHEREOF, the Owner Trust has caused this Certificate to be duly executed.

                                                CHASE CREDIT CARD OWNER
                                                TRUST 2004-2

                                                By: WILMINGTON TRUST COMPANY
                                                 Not in its individual capacity
                                                 but solely as Owner Trustee
                                                 for the Chase Credit Card
                                                 Owner Trust 2004-2


Dated: _________________, _____                 By: ___________________________
                                                      Name:
                                                      Title:

                         CERTIFICATE OF AUTHENTICATION

         This is the Certificate referred to in the within-mentioned Trust Agreement.


WILMINGTON TRUST COMPANY
not in its individual capacity
but solely as Owner Trustee for the
Chase Credit Card Owner Trust 2004-2




By: ______________________________
      Authorized Signatory

                                                           ANNEX 1 TO EXHIBIT A


Registered Owner and address:

         Chase Manhattan Bank USA, National Association
         500 Stanton Christiana Road, 1st Floor
         Newark, DE 19713


Tax Identification Number: 22-2382028

                                                                      EXHIBIT B


                            CERTIFICATE OF TRUST OF
                     CHASE CREDIT CARD OWNER TRUST 2004-2

                  THIS Certificate of Trust of Chase Credit Card Owner Trust 2004-2 (the "Trust"), is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C., section 3801 et seq.) (the "Act").

                  1. Name. The name of the statutory trust created hereby is Chase Credit Card Owner Trust 2004-2.

                  2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, a Delaware banking corporation, located at Rodney Square North, 1100 North Market Street, Wilmington, DE 19890.

                  3. Effective Date. This Certificate of Trust shall be effective June 1, 2004.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.


                                                WILMINGTON TRUST COMPANY,
                                                  as trustee

                                                By: ___________________________
                                                Name:
                                                Title: